EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62135) of HRPT Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No.
333-56051) of HRPT Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No. 333-86593) of HRPT Properties Trust and in the related Prospectus; and in the Registration Statement (Form S-3 No. 333-47815) of HRPT Properties Trust and in the related Prospectus, of our report dated October 10, 2002, with respect to the statement of revenues and certain operating expenses of Centre Square, of our report dated August 30, 2002, with respect to the statement of revenues and certain operating expenses of Unisource Energy Tower, and of our report dated August 30, 2002, with respect to the statement of revenues and certain operating expenses of Highland Place II, all included in this Form 8-K.




                                   /s/ Ernst & Young LLP
                                   Ernst & Young LLP


Boston, Massachusetts
October 23, 2002